EXHIBIT 99.1

athenahealth, Inc. Reports Second Quarter Fiscal Year 2013 Results

Q2 2013 Financial Results

•	41% Revenue Growth Over Second Quarter of 2012

•	Non-GAAP Adjusted Operating Income of $11.2 million

•	GAAP Tax Provision of $7.3 million

•	GAAP Net Loss of $12.4 million or $0.34 Per Diluted Share

•	Non-GAAP Adjusted Net Loss of $3.1 million, or $0.08 Per Diluted Share
WATERTOWN, MA – July 18, 2013 - athenahealth, Inc. (NASDAQ: ATHN) (the “Company,” “we,” or “athenahealth”), a leading provider of cloud-based electronic health record (EHR), practice management, and care coordination services to medical groups and health systems, today announced financial and operational results for the second quarter of fiscal year 2013. The Company will conduct a conference call tomorrow July 19, 2013, at 8:00 a.m. Eastern Time to discuss these results and management’s outlook for future financial and operational performance.

•	Total revenue for the three months ended June 30, 2013, was $146.3 million, compared to $103.5 million in the same period last year, an increase of 41%.

◦
Excluding the Epocrates revenue of $14.6 million and other revenue consisting of third-party tenant revenue of $2.2 million, core athenahealth revenue was $129.5 million, an increase of 25% over Q2 2012.

•
For the three months ended June 30, 2013, GAAP Net Loss was $12.4 million, or $0.34 per diluted share, compared to GAAP Net Income of $4.2 million, or $0.11 per diluted share, in the same period last year.

•
For the three months ended June 30, 2013, Non-GAAP Adjusted Net Loss was $3.1 million, or $0.08 per diluted share, down from Non-GAAP Adjusted Net Income of $9.0 million, or $0.24 per diluted share, in the same period last year.

◦
Non-GAAP Adjusted Net Loss per Diluted Share of $0.08 was impacted by a $7.3 million GAAP tax provision as the significant GAAP tax benefit we recorded for the three months ended March 31, 2013 started to reverse during the three months ended June 30, 2013.

◦	We expect our full year 2013 Non-GAAP tax provision will be approximately 43% and our cash taxes paid to be approximately $2 million.
“The fruits of our labor are showing. This past quarter we delivered meaningful achievements that are immensely important to the future of our business. We added Ascension Health - the largest non-profit health system in the country - to our client list. This milestone shows that the values of the cloud are universal across provider groups of all sizes,” said Jonathan Bush, the Company’s Chairman and Chief Executive Officer. “Likewise, athenaClinicals was recognized as the ‘most usable’ EHR in the ambulatory space and our work with Epocrates moves forward, setting the future of our mobile vision. Finally, we keep growing, not only across the network, but across the various locations from which our teams work.”

•	For the three months ended June 30, 2013, Non-GAAP Adjusted Gross Margin was 62.4%, down from 62.6% in the same period last year, as the Company continues to invest in its service offerings.

•
For the three months ended June 30, 2013, Non-GAAP Adjusted Operating Income of $11.2 million, or 7.6% of total revenue, decreased 25% from Non-GAAP Adjusted Operating Income of $14.8 million, or 14.3% of total revenue, in the same period last year. This decrease reflects our continued investment in growth and innovation and depreciation related to our capital expenditure investments.

◦
Non-GAAP Adjusted Operating Income excludes $2.5 million of integration and transaction costs relating to the acquisition of Epocrates, Inc. which closed on March 12, 2013, and the purchase of the Arsenal on the Charles campus in Watertown, Massachusetts which closed on May 10, 2013.

◦	Non-GAAP Adjusted Operating Income also excludes a $2.5 million gain relating to the early termination of the Arsenal lease.

•	As of June 30, 2013, the Company had cash and cash equivalents of $33.6 million and outstanding indebtedness of $246.3 million.
“Halfway through the year, we are tracking well against our corporate scorecard which includes value-driving financial and operational metrics,” said Tim Adams, the Company’s Chief Financial Officer. “While Q2 2013 GAAP Total Revenue and Non-GAAP Adjusted Net Income per Diluted Share came in modestly below our plan, we are very pleased the quarter was highlighted by record physicians adds, the signing of the largest deal in our company's history and continued progress consolidating the Epocrates and Arsenal acquisitions.”

Our fiscal year 2013 guidance communicated on May 2, 2013 is summarized in the following table:

For the Fiscal Year Ending December 31, 2013
Forward Looking Guidance
GAAP Total Revenue	$580 - $615 million
Non-GAAP Adjusted Gross Margin	63.0% - 64.0%
Non-GAAP Adjusted Operating Income	$68 - $80 million
Non-GAAP Adjusted Net Income per Diluted Share	$1.05 - $1.15

We are not making any changes to the fiscal year 2013 guidance we communicated on May 2, 2013. However, based on our year-to-date performance and our visibility for the second half of the year, we are providing some additional insight into our fiscal year 2013 guidance as follows:

•	We expect GAAP Total Revenue to be closer to the mid-point of the $580 million to $615 million guidance range.

•	We expect Non-GAAP Adjusted Gross Margin to be closer to the low end of the 63% to 64% range.

•	We expect Non-GAAP Adjusted Operating Income to be closer to the low end of the $68 million to $80 million guidance range.

•	We expect Non-GAAP Adjusted Net Income per Diluted Share to be at or near the low end of the $1.05 to $1.15 guidance range.

•	We expect our full year 2013 Non-GAAP tax provision will be approximately 43% and our cash taxes paid to be approximately $2 million.

Active physicians and providers on the network as of the second quarter of fiscal year 2013:

•	43,858 active medical providers using athenaCollector® at June 30, 2013, 31,049 of whom were physicians, compared to 35,409 providers and 25,001 physicians at June 30, 2012

•	13,818 active medical providers using athenaClinicals® at June 30, 2013, 10,058 of whom were physicians, compared to 8,558 providers and 6,151 physicians at June 30, 2012

•	18,762 active medical providers using athenaCommunicator® at June 30, 2013, 13,831 of whom were physicians, compared to 8,642 providers and 6,306 physicians at June 30, 2012
Use of Non-GAAP Financial Measures
In the Company’s earnings releases, prepared remarks, conference calls, slide presentations, and webcasts, the Company may use or discuss non-GAAP financial measures, as defined by SEC Regulation G. The GAAP financial measure most directly comparable to each non-GAAP financial measure used or discussed, and a reconciliation of the differences between each non-GAAP financial measure and the comparable GAAP financial measure, are included in this press release after the condensed consolidated financial statements. The Company’s earnings press releases containing such non-GAAP reconciliations can be found in the Investors section of the Company’s web site at http://www.athenahealth.com.
Conference Call Information
To participate in the Company’s live conference call and webcast, please dial 888-771-4371 (or 847-585-4405 for international calls) using conference code No. 35088307, or visit the Investors section of the Company’s web site at www.athenahealth.com. A replay will be available for one week following the conference call at 888-843-7419 (and 630-652-3042 for international calls) using conference code No. 35088307. A webcast replay will also be archived on the Company’s website.
About athenahealth, Inc.
athenahealth is a leading provider of cloud-based services for electronic health record (EHR), practice management, and care coordination. athenahealth's mission is to be caregivers’ most trusted service, helping them do well doing the right thing. For more information, please visit www.athenahealth.com or call 888-652-8200.
Forward-Looking Statements
This press release contains forward-looking statements, which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, including statements reflecting management’s expectations for future financial and operational performance and operating expenditures, expected growth, and business outlook; statements regarding the benefits of the Company’s service offerings; statements regarding the potential expansion of the Company’s network and physical locations; statements regarding changes in the health care industry, including an increased emphasis on cloud-based services for medical providers, and the Company’s positioning in regard to those changes; statements regarding the progress of integration of the Epocrates and Arsenal transactions; and statements found under the Company’s “Reconciliation of Non-GAAP Financial Measures to Comparable GAAP Measures” section of this release. The forward-looking statements in this release do not constitute guarantees of future performance. These statements are neither promises nor guarantees, and are subject to a variety of risks and uncertainties, many of which are beyond the Company’s control, which could cause actual results to differ materially from those contemplated in these forward-looking statements. In particular, the risks and uncertainties include, among other things: the Company’s fluctuating operating results; the Company’s variable sales and implementation cycles, which may result in fluctuations in its quarterly results; risks associated with the acquisition and integration of companies and new technologies to achieve expected synergies, including those related to the Company’s ability to successfully integrate the services and offerings of Epocrates, Inc. and realize the expected benefits; risks associated with the Company’s ability to realize the expected benefits from the purchase of the Arsenal on the Charles campus in Watertown, Massachusetts; risks associated with its expectations regarding its ability to maintain profitability; the impact of increased sales and marketing expenditures, including whether increased expansion in revenues is attained and whether impact on margins and profitability is longer term than expected; changes in tax rates or exposure to additional tax liabilities; the highly competitive industry in which the Company operates and the relative immaturity of the market for its service offerings; and the evolving and complex governmental and regulatory compliance environment in which the Company and its clients operate. Existing and prospective investors are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. The Company undertakes no obligation to update or revise the information contained in this press release, whether as a result of new information, future events or circumstances, or otherwise. For additional disclosure regarding these and other risks faced by the Company, please see the disclosures contained in its public filings with the Securities and Exchange Commission, available on the Investors section of the Company’s website at http://www.athenahealth.com and on the SEC’s website at http://www.sec.gov.

Contacts:
Dana Quattrochi
athenahealth (Investors)
(617) 402-1329
investorrelations@athenahealth.com

Holly Spring
athenahealth (Media)
(617) 402-1631
hspring@athenahealth.com

athenahealth, Inc.
CONDENSED CONSOLIDATED BALANCE SHEETS
(Unaudited, in thousands, except per share amounts)

	June 30, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$33,558	$154,988
Short-term investments	—	38,092
Current portion of restricted cash	—	1,357
Accounts receivable - net	93,319	61,916
Deferred tax assets - net	4,511	6,907
Prepaid expenses and other current assets	19,798	10,924
Total current assets	151,186	274,184

Property and equipment - net	204,728	54,035
Capitalized software costs - net	22,428	16,050
Purchased intangible assets - net	180,382	21,561
Goodwill	196,183	48,090
Deferred tax assets - net	—	11,759
Investments and other assets	4,461	2,773
Total assets	$759,368	$428,452

Liabilities and Stockholders’ Equity
Current liabilities:
Line of credit	$50,000	$—
Current portion of long-term debt	15,000	—
Accounts payable	6,679	1,733
Accrued compensation	37,108	36,393
Accrued expenses	23,373	19,683
Current portion of deferred revenue	35,064	8,209
Current portion of deferred rent	21	799
Total current liabilities	167,245	66,817
Deferred rent, net of current portion	—	2,854
Long-term debt, net of current portion	181,250	—
Deferred revenue, net of current portion	51,080	45,515
Long-term deferred tax liability - net	20,165	—
Other long-term liabilities	4,912	1,618
Total liabilities	424,652	116,804

Stockholders’ equity:
Preferred stock, $0.01 par value: 5,000 shares authorized; no shares issued and outstanding at June 30, 2013, and December 31, 2012, respectively	—	—
Common stock, $0.01 par value: 125,000 shares authorized; 38,089 shares issued and 36,811 shares outstanding at June 30, 2013; 37,572 shares issued and 36,294 shares outstanding at December 31, 2012	381	376
Additional paid-in capital	338,457	303,547
Treasury stock, at cost, 1,278 shares	(1,200)	(1,200)
Accumulated other comprehensive loss	(207)	(81)
Retained (accumulated deficit) earnings	(2,715)	9,006
Total stockholders’ equity	334,716	311,648
Total liabilities and stockholders’ equity	$759,368	$428,452

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
(Unaudited, in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Revenue:
Business services	$137,919	$100,110	$259,382	$193,659
Implementation and other	8,382	3,405	12,515	6,422
Total revenue	146,301	103,515	271,897	200,081
Expense:
Direct operating	59,390	41,014	112,575	79,812
Selling and marketing	41,035	27,389	73,957	51,117
Research and development	14,269	8,615	26,213	15,783
General and administrative	24,670	13,961	55,747	30,160
Depreciation and amortization	11,107	5,795	19,448	11,281
Total expense	150,471	96,774	287,940	188,153
Operating (loss) income	(4,170)	6,741	(16,043)	11,928
Other (expense) income:
Interest expense	(1,001)	(88)	(1,165)	(176)
Other income	63	100	117	322
Total other (expense) income	(938)	12	(1,048)	146
(Loss) income before income tax (provision) benefit	(5,108)	6,753	(17,091)	12,074
Income tax (provision) benefit	(7,313)	(2,599)	5,370	(5,492)
Net (loss) income	$(12,421)	$4,154	$(11,721)	$6,582
Net (loss) income per share – Basic	$(0.34)	$0.12	$(0.32)	$0.18
Net (loss) income per share – Diluted	$(0.34)	$0.11	$(0.32)	$0.18
Weighted average shares used in computing net (loss) income per share:
Basic	36,760	35,685	36,598	35,713
Diluted	36,760	36,906	36,598	36,951

athenahealth, Inc.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited, in thousands)

	Six Months Ended June 30,
	2013	2012
CASH FLOWS FROM OPERATING ACTIVITIES:
Net (loss) income	$(11,721)	$6,582
Adjustments to reconcile net (loss) income to net cash provided by operating activities:
Depreciation and amortization	26,226	12,861
Amortization of premium on investments	84	681
Provision for uncollectible accounts	453	287
Excess tax benefit from stock-based awards	—	(5,680)
Deferred income tax	(5,492)	(426)
Change in fair value of contingent considerations	—	(1,110)
Stock-based compensation expense	24,042	12,984
Other reconciling adjustments	90	(120)
Changes in operating assets and liabilities:
Accounts receivable	(8,712)	(2,134)
Prepaid expenses and other current assets	(5,069)	605
Other long-term assets	493	117
Accounts payable	2,864	1,222
Accrued expenses	(796)	1,742
Accrued compensation	(1,307)	(683)
Deferred revenue	2,232	1,108
Deferred rent	(3,632)	(438)
Net cash provided by operating activities	19,755	27,598
CASH FLOWS FROM INVESTING ACTIVITIES:
Capitalized software development costs	(12,993)	(5,915)
Purchases of property and equipment	(16,601)	(15,657)
Proceeds from sales and maturities of investments	56,245	46,374
Purchases of short-term and long-term investments	—	(30,883)
Payments on acquisitions, net of cash acquired	(410,161)	—
Decrease in restricted cash	1,357	807
Other investing activities	—	172
Net cash used in investing activities	(382,153)	(5,102)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of common stock under stock plans and warrants	12,248	10,905
Taxes paid related to net share settlement of restricted stock awards	(9,924)	(3,686)
Excess tax benefit from stock-based awards	—	5,680
Payment of contingent consideration accrued at acquisition date	—	(807)
Debt issuance costs	(1,592)	—
Net settlement of acquired company’s board of directors equity shares	(5,806)	—
Proceeds from long-term debt	200,000	—
Net proceeds from line of credit	155,000	—
Payments from line of credit	(105,000)
Payments from long-term debt	(3,750)	—
Net cash provided by financing activities	241,176	12,092
Effects of exchange rate changes on cash and cash equivalents	(208)	(39)
Net (decrease) increase in cash and cash equivalents	(121,430)	34,549
Cash and cash equivalents at beginning of period	154,988	57,781
Cash and cash equivalents at end of period	$33,558	$92,330

athenahealth, Inc.
STOCK-BASED COMPENSATION
(Unaudited, in thousands)

Set forth below is a breakout of stock-based compensation impacting the Condensed Consolidated Statements of Income for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
	2013	2012	2013	2012
Stock-based compensation charged to Condensed Consolidated Statements of Income:
Direct operating	$2,047	$1,545	$3,764	$2,453
Selling and marketing	3,275	2,015	6,151	3,687
Research and development	965	1,083	2,288	1,848
General and administrative	4,017	2,708	11,759	4,996
Total stock-based compensation expense	10,304	7,351	23,962	12,984
Amortization of capitalized stock-based compensation related to software development (1)	222	—	378	—
Total	$10,526	$7,351	$24,340	$12,984

(1)
In addition, for the three and six months ended June 30, 2013, $0.5 million and $0.9 million, respectively, of stock-based compensation was capitalized in the line item Capitalized Software Costs in the Condensed Consolidated Balance Sheet for which $0.2 million and $0.4 million, respectively, of amortization was included in the line item Depreciation and Amortization Expense in the Consolidated Statements of Income. The amount of stock-based compensation related to capitalized software development costs in prior periods was not significant.

athenahealth, Inc.
AMORTIZATION OF PURCHASED INTANGIBLE ASSETS
(Unaudited, in thousands)

Set forth below is a breakout of amortization of purchased intangible assets impacting the Condensed Consolidated Statements of Income for the three and six months ended June 30, 2013 and 2012:

	Three Months Ended June 30,		Six Months Ended June 30,
Amortization of purchased intangible assets allocated to:	2013	2012	2013	2012
Direct operating	$2,405	$753	$4,145	$1,506
Selling and marketing	2,421	—	2,421	—
Total amortization of purchased intangible assets	$4,826	$753	$6,566	$1,506

athenahealth, Inc.
CASH, CASH EQUIVALENTS, AND AVAILABLE-FOR-SALE INVESTMENTS
(Unaudited, in thousands)

Set forth below is a breakout of total cash, cash equivalents, and available-for-sale investments as of June 30, 2013, and December 31, 2012:

	June 30, 2013	December 31, 2012

Cash, cash equivalents	$33,558	$154,988
Short-term investments	—	38,092
Total	$33,558	$193,080

athenahealth, Inc.
REVENUE AND NON-GAAP ADJUSTED OPERATING INCOME (LOSS) BY BUSINESS
(Unaudited, in thousands)

Set forth below is a breakout of revenue and “Non-GAAP Adjusted Operating Income (Loss)” by business for the three and six months ended June 30, 2013 and 2012:

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Revenue:
Business services:
athenahealth	$123,354	$100,110	$239,300	$193,659
Epocrates	14,565	—	20,082	—
Implementation and other:
athenahealth	6,153	3,405	10,286	6,422
Other	2,229	—	2,229	—
Total revenue	$146,301	$103,515	$271,897	$200,081

	Three months ended		Six months ended
	June 30,		June 30,
	2013	2012	2013	2012
Non-GAAP Adjusted Operating Income (Loss):
athenahealth	$11,133	$14,845	$20,196	$26,418
Epocrates	(1,310)	—	(983)	—
Other	1,355	—	1,355	—
Total Non-GAAP Adjusted Operating Income	11,178	14,845	20,568	26,418
Stock-based compensation expense	10,526	7,351	24,340	12,984
Integration and transaction costs	2,464	—	8,173	—
Gain on early termination of lease	(2,468)	—	(2,468)	—
Amortization of purchased intangible assets	4,826	753	6,566	1,506
Total operating (loss) income	(4,170)	6,741	(16,043)	11,928
Interest expense	(1,001)	(88)	(1,165)	(176)
Other income	63	100	117	322
(Loss) income before income tax (provision) benefit	(5,108)	6,753	(17,091)	12,074
Income tax (provision) benefit	(7,313)	(2,599)	5,370	(5,492)
Net (loss) income	$(12,421)	$4,154	$(11,721)	$6,582

athenahealth, Inc.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
TO COMPARABLE GAAP MEASURES
(Unaudited, in thousands, except per share amounts)
The following is a reconciliation of the non-GAAP financial measures used by the Company to describe the Company’s financial results determined in accordance with accounting principles generally accepted in the United States of America (“GAAP”). An explanation of these measures is also included below under the heading “Explanation of Non-GAAP Financial Measures.”
While management believes that these non-GAAP financial measures provide useful supplemental information to investors regarding the underlying performance of the Company’s business operations, investors are reminded to consider these non-GAAP measures in addition to, and not as a substitute for, financial performance measures prepared in accordance with GAAP. In addition, it should be noted that these non-GAAP financial measures may be different from non-GAAP measures used by other companies, and management may utilize other measures to illustrate performance in the future. Non-GAAP measures have limitations in that they do not reflect all of the amounts associated with the Company’s results of operations as determined in accordance with GAAP.
Please note that these figures may not sum exactly due to rounding.
Non-GAAP Adjusted Gross Margin
Set forth below is a presentation of the Company’s “Non-GAAP Adjusted Gross Profit” and “Non-GAAP Adjusted Gross Margin,” which represents Non-GAAP Adjusted Gross Profit as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Total revenue	$146,301	$103,515	$271,897	$200,081
Direct operating expense	59,390	41,014	112,575	79,812
Total revenue less direct
operating expense	86,911	62,501	159,322	120,269
Add: Stock-based compensation
allocated to direct operating expense	2,047	1,545	3,764	2,453
Add: Amortization of purchased intangible assets
allocated to direct operating expense	2,405	753	4,145	1,506

Non-GAAP Adjusted Gross Profit	$91,363	$64,799	$167,231	$124,228

Non-GAAP Adjusted Gross Margin	62.4%	62.6%	61.5%	62.1%

Non-GAAP Adjusted EBITDA
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted EBITDA” and “Non-GAAP Adjusted EBITDA Margin,” which represents Non-GAAP Adjusted EBITDA as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Total Revenue	$146,301	$103,515	$271,897	$200,081

GAAP net (loss) income	(12,421)	4,154	(11,721)	6,582
Add: Provision for (benefit) from income taxes	7,313	2,599	(5,370)	5,492
Less: Total other expense (income)	938	(12)	1,048	(146)
Add: Stock-based compensation expense	10,304	7,351	23,962	12,984
Add: Depreciation and amortization	11,107	5,795	19,448	11,281
Add: Amortization of purchased intangible assets	4,826	753	6,566	1,506
Add: Integration and transaction costs	2,220	—	6,014	—
Add: Non-tax deductible transaction costs	244	—	2,159	—
Less: Gain on early termination of lease	(2,468)	—	(2,468)	—

Non-GAAP Adjusted EBITDA	$22,063	$20,640	$39,638	$37,699

Non-GAAP Adjusted EBITDA Margin	15.1%	19.9%	14.6%	18.8%

Non-GAAP Adjusted Operating Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Operating Income” and “Non-GAAP Adjusted Operating Income Margin,” which represents Non-GAAP Adjusted Operating Income as a percentage of total revenue.

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

Total revenue	$146,301	$103,515	$271,897	$200,081

GAAP net (loss) income	(12,421)	4,154	(11,721)	6,582
Add: Provision for (benefit) from income taxes	7,313	2,599	(5,370)	5,492
Less: Total other expense (income)	938	(12)	1,048	(146)
Add: Stock-based compensation expense	10,304	7,351	23,962	12,984
Add: Amortization of capitalized stock-based compensation related to software development	222	—	378	—
Add: Amortization of purchased intangible assets	4,826	753	6,566	1,506
Add: Integration and transaction costs	2,220	—	6,014	—
Add: Non-tax deductible transaction costs	244	—	2,159	—
Less: Gain on early termination of lease	(2,468)	—	(2,468)	—

Non-GAAP Adjusted Operating Income	$11,178	$14,845	$20,568	$26,418

Non-GAAP Adjusted Operating Income Margin	7.6%	14.3%	7.6%	13.2%

Non-GAAP Adjusted Net Income
Set forth below is a reconciliation of the Company’s “Non-GAAP Adjusted Net Income” and “Non-GAAP Adjusted Net Income per Diluted Share.”

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

GAAP net (loss) income	$(12,421)	$4,154	$(11,721)	$6,582
Add: Stock-based compensation expense	10,304	7,351	23,962	12,984
Add: Amortization of capitalized stock-based compensation related to software development	222	—	378	—
Add: Amortization of purchased intangible assets	4,826	753	6,566	1,506
Add: Integration and transaction costs	2,220	—	6,014	—
Less: Gain on early termination of lease	(2,468)	—	(2,468)	—

Sub-total of tax deductible items	15,104	8,104	34,452	14,490

Less: Tax impact of tax deductible items (1)	(6,042)	(3,242)	(13,781)	(5,796)
Add: Non-tax deductible transaction costs	244	—	2,159	—

Non-GAAP Adjusted Net (Loss) Income	$(3,115)	$9,016	$11,109	$15,276

Weighted average shares - diluted	36,760	36,906	36,598	36,951

Non-GAAP Adjusted Net (Loss) Income per Diluted Share	$(0.08)	$0.24	$0.30	$0.41

(1)	Tax impact calculated using a statutory tax rate of 40%.

(unaudited, in thousands)	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2013	2012	2013	2012

GAAP net (loss) income per share - diluted	$(0.34)	$0.11	$(0.32)	$0.18
Add: Stock-based compensation expense	0.28	0.20	0.65	0.35
Add: Amortization of capitalized stock-based compensation related to software development	0.01	—	0.01	—
Add: Amortization of purchased intangible assets	0.13	0.02	0.18	0.04
Add: Integration and transaction costs	0.06	—	0.16	—
Less: Gain on early termination of lease	(0.07)	—	(0.07)	—

Sub-total of tax deductible items	0.41	0.22	0.94	0.39

Less: Tax impact of tax deductible items (1)	(0.16)	(0.09)	(0.38)	(0.16)
Add: Non-tax deductible transaction costs	0.01	—	0.06	—

Non-GAAP Adjusted Net (Loss) Income per Diluted Share	$(0.08)	$0.24	$0.30	$0.41

Weighted average shares - diluted	36,760	36,906	36,598	36,951

(1)	Tax impact calculated using a statutory tax rate of 40%.

Explanation of Non-GAAP Financial Measures
The Company reports its financial results in accordance with accounting principles generally accepted in the United States of America, or GAAP. However, management believes that, in order to properly understand the Company’s short-term and long-term financial and operational trends, investors may wish to consider the impact of certain non-cash or non-recurring items, when used as a supplement to financial performance measures in accordance with GAAP. These items result from facts and circumstances that vary in frequency and impact on continuing operations. Management also uses results of operations before such items to evaluate the operating performance of the Company and compare it against past periods, make operating decisions, and serve as a basis for strategic planning. These non-GAAP financial measures provide management with additional means to understand and evaluate the operating results and trends in the Company’s ongoing business by eliminating certain non-cash expenses and other items that management believes might otherwise make comparisons of the Company’s ongoing business with prior periods more difficult, obscure trends in ongoing operations, or reduce management’s ability to make useful forecasts. Management believes that these non-GAAP financial measures provide additional means of evaluating period-over-period operating performance. In addition, management understands that some investors and financial analysts find this information helpful in analyzing the Company’s financial and operational performance and comparing this performance to its peers and competitors.
Management defines “Non-GAAP Adjusted Gross Profit” as total revenue, less direct operating expense, plus (1) stock-based compensation expense allocated to direct operating expense and (2) amortization of purchased intangible assets, and “Non-GAAP Adjusted Gross Margin” as Non-GAAP Adjusted Gross Profit as a percentage of total revenue. Management considers these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends. Moreover, management believes that these measures enable investors and financial analysts to closely monitor and understand changes in the Company’s ability to generate income from ongoing business operations.
Management defines “Non-GAAP Adjusted EBITDA” as the sum of GAAP net income before provision for (benefit) from income taxes, total other (income) expense, stock-based compensation expense, depreciation and amortization, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and “Non-GAAP Adjusted EBITDA Margin” as Non-GAAP Adjusted EBITDA as a percentage of total revenue. Management defines “Non-GAAP Adjusted Operating Income” as the sum of GAAP net income before provision for (benefit) from income taxes, total other (income) expense, stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, transaction costs, and gain on early termination of lease and “Non-GAAP Adjusted Operating Income Margin” as Non-GAAP Adjusted Operating Income as a percentage of total revenue. Management defines “Non-GAAP Adjusted Net Income” as the sum of GAAP net income before stock-based compensation expense, amortization of capitalized stock-based compensation related to software development, amortization of purchased intangible assets, integration costs, transaction costs, gain on early termination of lease and any tax impact related to these items, and “Non-GAAP Adjusted Net Income per Diluted Share” as Non-GAAP Adjusted Net Income divided by weighted average diluted shares outstanding. Management considers all of these non-GAAP financial measures to be important indicators of the Company’s operational strength and performance of its business and a good measure of its historical operating trends, in particular the extent to which ongoing operations impact the Company’s overall financial performance.
Management excludes each of the items identified below from the applicable non-GAAP financial measure referenced above for the reasons set forth with respect to that excluded item:

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Stock-based compensation expense and amortization of capitalized stock-based compensation related to software development — excluded because these are non-cash expenditures that management does not consider part of ongoing operating results when assessing the performance of the Company’s business, and also because the total amount of the expenditure is partially outside of the Company’s control because it is based on factors such as stock price, volatility, and interest rates, which may be unrelated to the Company’s performance during the period in which the expense is incurred.

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Amortization of purchased intangible assets — purchased intangible assets are amortized over their estimated useful life and generally cannot be changed or influenced by management after the acquisition. Accordingly, this item is not considered by management in making operating decisions. Management does not believe such charges accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

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Integration costs — integration costs are the severance and retention bonuses for certain employees relating to the Epocrates acquisition. Accordingly, these costs are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Management does not believe such charges accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

•
Transaction costs — transaction costs are non-recurring costs related to specific transactions. Accordingly, these costs are not considered by management in making operating decisions, and management believes that such expenses do not have a direct correlation to future business operations. Management does not believe such charges accurately reflect the performance of the Company’s ongoing operations for the period in which such charge is incurred.

•
Gain on early termination of lease — gain on early termination of lease is a non-recurring gain related to the early termination of the Arsenal lease. Accordingly, this gain is not considered by management in making operating decisions, and management believes that this gain does not have a direct correlation to future business operations. Management does not believe such gain accurately reflects the performance of the Company’s ongoing operations for the period in which such gain is recorded.